Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) dated November 18, 2009 pertaining to the Amended and Restated 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates of our report dated March 24, 2009 (except Note 1 regarding the Company’s reverse stock split, as to which the date is October 12, 2009) with respect to the consolidated financial statements of Dollar General Corporation as of January 30, 2009 (Successor) and February 1, 2008 (Successor) and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year ended January 30, 2009 (Successor), the periods from March 6, 2007 to February 1, 2008 (Successor) and from February 3, 2007 to July 6, 2007 (Predecessor), and the year ended February 2, 2007 (Predecessor) included in its Registration Statement (Form S-1 No.333-161464) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee

November 18, 2009